CONSULTING/SALES AGREEMENT

CONSULTING AGREEMENT made as of this 6th of August, 2005, by and between Guardian Technologies International, Inc.(hereinafter " GDTI" or "CLIENT") and Fowler International, LLC. (hereinafter "FOWLER INTERNATIONAL, LLC").

WITNESSETH:

WHEREAS, FOWLER INTERNATIONAL, LLC is skilled in high technology related disciplines and is knowledgeable about high technology and related markets in Russia and the Ukraine;

WHEREAS, CLIENT desires to obtain the services of FOWLER INTERNATIONAL, LLC to assist CLIENT in the manner described herein and FOWLER INTERNATIONAL, LLC desires to perform such services for CLIENT;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Appointment of FOWLER INTERNATIONAL, LLC.

CLIENT hereby retains FOWLER INTERNATIONAL, LLC to perform or supervise the activities described in Appendix A attached hereto. FOWLER INTERNATIONAL, LLC hereby accepts such appointment subject to the terms and conditions set forth herein. From time to time, CLIENT and FOWLER INTERNATIONAL, LLC may agree that FOWLER INTERNATIONAL, LLC should perform or supervise additional activities pursuant to this Agreement. In this event, CLIENT and FOWLER INTERNATIONAL, LLC shall prepare additional Appendix(s) describing such additional work to be performed by FOWLER INTERNATIONAL, LLC, and the CLIENT and FOWLER INTERNATIONAL, LLC shall each sign and attach to this Agreement such additional Appendix(s) and any executed counterparts thereof, thereby amending this Agreement.

2. Performance and Duties.

FOWLER INTERNATIONAL, LLC agrees to perform the services required hereunder in a diligent and professional manner and further agrees to devote such time, energy and attention to the performance of such services as is reasonably necessary to complete the project. In performing services hereunder, FOWLER INTERNATIONAL, LLC shall comply with all laws, rules, regulations and applicable legal requirements of the Russian Federation, United States of America and other countries having jurisdiction over the activities described in the Appendices attached hereto, or to be attached hereto.

3. FOWLER INTERNATIONAL, LLC's Fees and Expenses.

a)

During the term hereof and any extensions, FOWLER INTERNATIONAL, LLC shall be entitled to fees according to the following schedule:

1)

For work performed by FOWLER INTERNATIONAL, LLC pursuant to Appendix A, FOWLER INTERNATIONAL, LLC shall receive a monthly retainer fee in the amount of USD 9000.00 per month. This fee will be invoiced monthly, such invoice to contain a record of actual work performed by FOWLER INTERNATIONAL, LLC hereunder. The first month will be paid in advance and the remaining payments will be due on or before the 1st day of each succeeding month. Fowler International, LLC will generate an invoice 15 days prior to the payment being due.

For work performed by FOWLER INTERNATIONAL, LLC pursuant to other Appendices agreed upon and attached to this Agreement in addition to Appendix A, FOWLER INTERNATIONAL, LLC shall receive a monthly retainer fee to be mutually agreed upon and specified in the respective Appendix.

2)

For Transactions closed pursuant to Appendix A, CLIENT will pay FOWLER INTERNATIONAL, LLC a success fee (the “Success Fee”) of 5% of the value of the Transaction for a period of one year after the first deal is signed between Guardian and the “distributor”. Such Success Fee will be calculated on the amount of the total revenue of the deal for the one year period.  The success fee will be payable on the date on which CLIENT receives revenue for the Transaction.

For purposes of this Agreement a Transaction shall mean any transaction to be defined in a respective Appendix to this Agreement and shall include any transaction or series or combination of transactions.

CLIENT confirms that it will make provision, in the closing documents of the Transaction for the payment of FOWLER INTERNATIONAL, LLC’s Success Fee simultaneously with the transfer of the principal amounts upon which such Success Fees is due.

b)

In addition to the foregoing, during the term hereof, CLIENT will provide FOWLER INTERNATIONAL, LLC with reimbursement for out-of-the-pocket expenses (including travel and legitimate reasonable expenses), pre-approved by CLIENT in advance in writing, and related to the services performed hereunder. FOWLER INTERNATIONAL, LLC acknowledges and agrees that all requests for reimbursement shall be billed to CLIENT at FOWLER INTERNATIONAL, LLC's actual cost.

4. Term: Termination

Subject to FOWLER INTERNATIONAL, LLC's compliance with all material terms and conditions of this Agreement, this Agreement shall remain in force for the period commencing September 1, 2005, and ending on December 31, 2005.

Upon the occurrence of a Termination Event, FOWLER INTERNATIONAL, LLC or FOWLER INTERNATIONAL, LLC's representative, as appropriate, shall receive, upon presentation of satisfactory documentation to CLIENT, an amount equal to the aggregate of all fees and un-reimbursed expenses which FOWLER INTERNATIONAL, LLC properly incurred pursuant to this Agreement prior to the Termination Event.

5. Status of FOWLER INTERNATIONAL, LLC.

It is expressly understood and agreed to the parties hereto that FOWLER INTERNATIONAL, LLC is acting as an independent contractor hereunder and shall have no right or authority to make any contracts or commitments for or on behalf of CLIENT, to sign or endorse on behalf of CLIENT any advertisements or instruments of any nature or to enter into any obligation binding upon CLIENT, unless it is authorized by CLIENT in writing.

6. Confidentia1 Information.

(a) Unless FOWLER INTERNATIONAL, LLC shall first secure CLIENT's consent, FOWLER INTERNATIONAL, LLC shal1 not use or disclose to any other persons, corporation, firm or entity at any time either during or 1 year following the termination of this Agreement any Confidential Information (as defined herein) of which FOWLER INTERNATIONAL, LLC becomes aware, whether such information is developed by FOWLER INTERNATIONAL, LLC. FOWLER INTERNATIONAL, LLC acknowledges that failure to comply with this Paragraph may irreparably harm the business of CLIENT or an affiliate of CLIENT.

(b) As used herein, "Confidential Information" shall mean information which is made available to FOWLER INTERNATIONAL, LLC in connection with the services which FOWLER INTERNATIONAL, LLC is required to perform hereunder relating to CLIENT's business, operations, organization, financial condition, plans, analysis, financial data, including projections and reports, strategies and all similar and related information in whatever form.

(c) Confidential Information shall not include any information which is publicly available when provided or which becomes publicly available otherwise than by FOWLER INTERNATIONAL, LLC's breach of its undertaking herein.

7. Rights in Materials.

All materials, including, but not limited to, data, business information, technical information, drawings any meetings materials originated or prepared by or for FOWLER INTERNATIONAL, LLC in the course of the services performed hereunder (collectively "Work Product") shall be the exclusive property of CLIENT. FOWLER INTERNATIONAL, LLC shall not use any Work Product, other than in connection with performance of its duties under this Agreement, without obtaining the prior written consent of CLIENT, unless specified otherwise in Appendix A, attached hereto and such additional Appendices as first may be agreed upon between the parties, pursuant to Section 1.

8. Subcontracting.

FOWLER INTERNATIONAL, LLC may subcontract any portion of the work required to be performed hereunder to any Russian expert, company or other entity if necessary and agreed to by CLIENT.

9. Assignment.

FOWLER INTERNATIONAL, LLC shall not transfer this Agreement or any rights hereunder without the prior written consent of CLIENT.

10. Incorporation of Appendices.

Appendix A, attached hereto, and any additional Appendices agreed to pursuant to Section 1, shall be incorporated by reference and made a part of this Agreement.

11. Personnel.

If personnel from one party attend meetings at the premises of the other party, then the following provision shall apply:

(a) the number of visiting personnel shall be agreed in advance and their names notified to the host party; and

(b) the visiting personnel shall comply with the security, safety and other relevant regulations applicable to the premises visited; and

(c) the host party shall provide, where necessary suitable and adequate working facilities for visiting personnel.

12. Conflict of Interests.

FOWLER INTERNATIONAL, LLC hereby agrees that it shall not engage in any activities that shall be in conflict with any CLIENT activities related to the projects identified in Appendix A attached hereto and any additional Appendices agreed to pursuant to Section 1.

13. Arbitration.

All disputes and controversies, arising under this Agreement, and which cannot be settled by negotiations between the Parties shall be submitted to arbitration. Such arbitration is to be conducted in the Commonwealth of Virginia, USA.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized officers.

BY: _____________________________	BY: _____________________________

Typed name: Steve Lancaster	Typed name: Gary Fowler
Title: VP Business Development	Title: CEO
Date: ____________________________	Date: ____________________________

Appendix A

To the Consulting Agreement between Guardian Technologies International, Inc. and

 Fowler International, LLC. (FOWLER INTERNATIONAL, LLC),

dated as of August 5, 2005

Project definition

FOWLER INTERNATIONAL, LLC will provide advice and assistance to CLIENT in the course of commercial negotiations with Russian distributors and end users with respect to opening the Russian market to Guardian for the sale of their technology products in Russia.

Transaction definition

For purposes of this Attachment A, Transaction shall mean conclusion of meetings to find a suitable distributor.

Scope of Work

1.

Task1.  Fowler International will work assist Guardian with the sales process for Eastline Group, Kharbarovsk Airport and other agreed upon and identified prospects by Fowler International or Guardian Technologies.

2.

Task 2. Advice and assistance to CLIENT with respect to any required due diligence for recommended distributors for Russia and CIS..

3.

Task 3. Participation in commercial negotiations as requested by CLIENT, to ensure the Transaction is concluded in a timely manner and to the CLIENT’s satisfaction.

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed by their duly authorized officers.

BY: _____________________________	BY: _____________________________
Typed name: Steve Lancaster	Typed name: Gary A. Fowler
Title: VP Business Development	Title: CEO
Date: ____________________________	Date: ____________________________